			Exhibit 99.1
United States Commodity Index Funds Trust
Monthly Account Statements
For the Month Ended December 31, 2011

	United States Commodity	United States Copper	United States Commodity Index
Statements of Income (Loss)	Index Fund	Index Fund	Funds Trust

Income
Realized Trading Gain (Loss) on Futures	$(5,807,559)	$12,725	$(5,794,834)
Unrealized Gain (Loss) on Market Value of Futures	(9,247,075)	(108,738)	(9,355,813)
Unrealized Gain (Loss) on Market Value of Short-Term Investments	(17)	-	(17)
Interest Income	10,004	62	10,066
ETF Transaction Fees	1,050	-	1,050
Total Income (Loss)	$(15,043,597)	$(95,951)	$(15,139,548)

Expenses
Investment Advisory Fees	$327,496	$1,986	$329,482
Tax Reporting Fees	21,700	-	21,700
Brokerage Commissions	14,780	45	14,825
Audit Fees	8,494	-	8,494
Non-interested Directors' Fees and Expenses	3,525	21	3,546
Prepaid Insurance Expense	1,278	-	1,278
Other Expenses	-	8,525	8,525
Total Expenses	377,273	10,577	387,850
Expense Waiver	-	(8,211)	(8,211)
Net Expenses	$377,273	$2,366	$379,639
Net Income (Loss)	$(15,420,870)	$(98,317)	$(15,519,187)

Statements of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/11	$419,031,083	$2,546,450	$421,577,533
Additions	11,621,344	-	11,621,344
Withdrawals	(64,382,261)	(1,019)	(64,383,280)
Net Income (Loss)	(15,420,870)	(98,317)	(15,519,187)

Net Asset Value End of Month	$350,849,296	$2,447,114	$353,296,410
Net Asset Value Per Unit	$58.47	$24.47

Statements of Changes in Units Outstanding

Units Outstanding Beginning of Month 12/1/11	6,900,000	100,040	7,000,040
Additions	200,000	-	200,000
Withdrawals	(1,100,000)	(40)	(1,100,040)
Units Outstanding End of Month	6,000,000	100,000	6,100,000

To the Unitholders of United States Commodity Index Funds Trust:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statements for the month ended December 31, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States Commodity Index Funds Trust

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502